UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

January 26, 2009

ASTRO-MED, INC

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

COMMISSION FILE NUMBER             0-13200

Rhode Island	05-0318215
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

600 EAST GREENWICH AVENUE, WEST WARWICK, RI 02893

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(401-828-4000)

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5.02	APPOINTMENT OF PRINCIPAL OFFICER

On January 26, 2009, the Board of Directors of Astro-Med, Inc. (the “Company”) appointed Erik J. Mancyak, 33, as the Company’s corporate controller and principal accounting officer. A press release regarding the appointment of Mr. Mancyak is attached hereto as Exhibit 99.1

Mr. Mancyak has served as assistant corporate controller of the Company since July 1, 2008 and prior to that was an accounting manager with the Company beginning July 1, 2005. From April 1, 2003 through June 30, 2005, he was employed by American Power Conversion in Kingston, Rhode Island as a financial analyst and senior treasury analyst. From September 15, 2001 through March 31, 2003 Mr. Mancyak was employed by the international accounting firm KPMG LLP as an auditor.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibit
Exhibit no.	Exhibit
99.1	Press Release dated January 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

DATE: January 29, 2009	ASTRO-MED, INC.

By:	/s/ Joseph P. O’Connell
________________________

Joseph P. O’Connell

Senior Vice President, Treasurer and Chief Financial Officer